CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated May 7, 1997, in this Registration Statement (Form N-1A No. 33-47490) of Dreyfus New Jersey Intermediate Municipal Bond Fund.



                                            ERNST & YOUNG LLP

New York, New York
July 21, 1997